UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607

(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1347 Property Insurance Holdings, Inc. (the “Company”) was held on May 27, 2016. At the Annual Meeting a total of 5,659,591 shares were present in person or by proxy, and the Company’s stockholders acted upon the following matters: (i) the election of three Class II members of the Board of Directors to serve terms ending at the Company’s 2019 Annual Meeting: and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Company’s stockholders approved both of these proposals. The following is a summary of the voting results for each matter presented to stockholders.

Proposal No. 1 – Election of Directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
Gordon G. Pratt	2,853,787	1,335,803	1,470,001
Leo Christopher Saenger, III	2,853,787	1,335,803	1,470,001
Dennis A. Wong	2,863,667	1,325,923	1,470,001

The other members of the Board of Directors whose terms of office continued after the Annual Meeting were: Douglas N. Raucy, Joshua S. Horowitz, Larry G. Swets, Jr., and Scott D. Wollney.

Proposal No. 2 – To Ratify the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
5,645,000	4,733	9,858	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Chief Financial Officer